Exhibit 10.1

AMENDMENT TO THE
CAPSTONE TURBINE CORPORATION
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

     THIS AMENDMENT to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan (the “Plan”) is made by Capstone Turbine Corporation (the “Company”) on this ___day of February, 2005.

RECITALS:

     WHEREAS, the Company established the Plan as an equity incentive plan and, pursuant to authorization of the Company’s shareholders, completely amended and restated the Plan effective September 10, 2004; and

     WHEREAS, the Company has undertaken a review of its compensation arrangements and, upon advice of counsel, desires to conform the terms of the Plan with regard to a change in control of the Company with the other severance and compensation arrangements maintained by the Company;

     NOW, THEREFORE, pursuant to authorization of the Company’s board of directors, the Plan is hereby amended as follows effective January 31, 2005:

1.	Section 2(a) of the Plan is restated as follows:

          (a) “Acquisition” means, unless specified otherwise in an Agreement,

          (i) the successful acquisition by a person or related group of persons, (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company’s stockholders to accept or approve;

          (ii) the first date within any period of 12 consecutive months or less on which there is effected a change in the composition of the Board such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been members of the Company’s Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

          (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

          (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or

          (vi) the issuance by the Company to a single person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (determined after such issuance) in a single transaction or a series of related transactions.

2.	Section 2(e) is restated as follows:

     (e) “Cause” means the commission of any act of fraud, embezzlement, theft or dishonesty by a Holder, any unauthorized use or disclosure by a Holder of confidential information or trade secrets of the Company (or any parent or subsidiary thereof), or any other intentional misconduct by a Holder adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Holder.

3.	Section 15(e) is restated as follows:

     (e) In the event the Company undergoes an Acquisition and any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, does assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan (or substitutes similar stock awards, including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 15(e), for those outstanding under the Plan), then, with respect to each stock award held by participants in the Plan then performing services as Employees or Directors, the vesting of each such stock award (and, if applicable, the time during which such stock award may be exercised) shall be accelerated and such stock award shall immediately become fully vested and exercisable, if any of the following events occurs within 12 months after the effective date of the Acquisition:

          (i) the Employee status or Director status, as applicable, of the participant holding such stock award is terminated by the Company without Cause; or

          (ii) the Employee holding such stock award terminates his or her Employee status following (A) a change in position with the Company or any reduction in his or her level of responsibility; (B) any reduction in his or her level of compensation (including base salary, fringe benefits, participation in any plans and target bonuses under any corporate-performance based bonus or incentive programs); or (C) a relocation of the place of employment of the Employee by more than 50 miles; provided and only if such change, reduction or relocation is effected without such individual’s consent.

     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this First Amendment to the Plan pursuant to authorization from the Company on the date first written above.

CAPSTONE TURBINE CORPORATION

By:

Its:

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